Exhibit 10.2

Name:		[●]
Number of Shares of Stock Subject to the Stock Option:		[●]
Price Per Share:	$	[●]
Date of Grant:		[●]

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

2012 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED AND

RESTATED AS OF MAY 29, 2019

NON-STATUTORY STOCK OPTION AGREEMENT (EMPLOYEES)

This agreement (this “Agreement”) evidences a stock option granted by Bright Horizons Family Solutions Inc. (the “Company”) to the undersigned (the “Optionee”) pursuant to the Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 29, 2019 (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.    Grant of Stock Option. On the date of grant set forth above (the “Date of Grant”), the Company hereby grants to the Optionee an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (each, a “Share”, and collectively, the “Shares”) at the exercise price per Share set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code). The Optionee is an employee of the Company and/or of one or more subsidiaries of the Company with respect to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.    Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan.

3.    Vesting; Method of Exercise. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option shall vest [●], provided, in each case, that the Optionee has remained in continuous Employment from the Date of Grant through the applicable vesting date, with the number of Shares that vest on any such date, other than the final vesting date, being rounded down to the nearest whole Share. No portion of the Stock Option may be exercised until it vests. Each election to exercise the Stock Option must comply with such rules as the Administrator prescribes from time to time and must be accompanied by payment in full of the exercise price in one or more of the forms described in Section 6(b)(3) of the Plan. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the person to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the [seventh

(7th)] anniversary of the Date of Grant (the “Final Exercise Date”). Any portion of the Stock Option that remains outstanding and has not been exercised by the Final Exercise Date will thereupon immediately terminate. Upon any earlier termination of Employment, the provisions of Section 6(a)(4)(A)-(F) of the Plan shall apply.

4.    Forfeiture; Recovery of Compensation. By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Stock Option or to any Stock acquired under the Stock Option or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

5.    Transfer of Stock Option. The Stock Option may not be transferred except at death in accordance with Section 6(a)(3) of the Plan.

6.    Certain Tax Matters. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued the Shares (or any portion thereof) upon exercise of the Stock Option, are subject to the Optionee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion, including by withholding shares of Stock from any payment hereunder in accordance with the procedures approved by the Board or the Compensation Committee) all taxes required to be withheld, if any. No Shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by exercising the Stock Option such person shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such Shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Optionee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee (or any permitted transferee) of any liability for satisfying his or her obligations under the preceding provisions of this Section.

7.    Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect any right of the Company or any of its subsidiaries to discharge or discipline the Optionee at any time, or affect any right of the Optionee to terminate his or her Employment at any time.

8.    Form S-8 Prospectus. The Optionee acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued under the Plan.

9.    Acknowledgments. By accepting the Stock Option, the Optionee agrees to be bound by, and agrees that the Stock Option is subject in all respects to, the terms of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control. The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the      day of [●], [●].

Company:	BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:
Name:
Title:
Optionee:
Name:
Address:

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